                                                                   Exhibit 10.68

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                            STOCK PURCHASE AGREEMENT

                                      among

                    HEART INSTITUTE ACQUISITION CORPORATION,
                              a Florida corporation
                                 ("Purchaser"),

                           RAYTEL MEDICAL CORPORATION,
                             a Delaware corporation
                                   ("Raytel"),


                         CARDIOVASCULAR VENTURES, INC.,
         a Delaware corporation and a wholly-owned subsidiary of Raytel
                                    ("CVI"),


                                       and


                  THE HEART INSTITUTE OF PORT ST. LUCIE, INC., a Florida corporation and a wholly-owned subsidiary of CVI



                            Dated as of March 9, 2001
                        (Effective as of January 1, 2001)


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

                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS...........................................................  1
        1.1    "Affiliated Group"...............................................  1
        1.2    "Allocation Schedule"............................................  1
        1.3    "Bank Consent"...................................................  1
        1.4    "Balance Sheet Date".............................................  1
        1.5    "Best Efforts"...................................................  1
        1.6    "Claim Notice"...................................................  2
        1.7    "Closing"........................................................  2
        1.8    "Closing Balance Sheet"..........................................  2
        1.9    "Closing Date"...................................................  2
        1.10   "COBRA"..........................................................  2
        1.11   "Code"...........................................................  2
        1.12   "CVI"............................................................  2
        1.13   "Disagreement"...................................................  2
        1.14   "Effective Date".................................................  2
        1.15   "Employee Liabilities"...........................................  2
        1.16   "Encumbrance"....................................................  2
        1.17   "ERISA"..........................................................  2
        1.18   "Excluded Representations".......................................  2
        1.19   "GAAP"...........................................................  2
        1.20   "Governmental Authority".........................................  2
        1.21   "HFHI"...........................................................  2
        1.22   "HFHI Business"..................................................  2
        1.23   "HFHI Capital Leases"............................................  2
        1.24   "HFHI Equipment Leases"..........................................  3
        1.25   "HFHI Real Property Leases"......................................  3
        1.26   "HFHI Schedule"..................................................  3
        1.27   "Indemnity Claim"................................................  3
        1.28   "Lawsuit"........................................................  3
        1.29   "Material Adverse Effect"........................................  3
        1.30   "Material HFHI Contracts"........................................  3
        1.31   "Permitted Encumbrances".........................................  3
        1.32   "Person".........................................................  3
        1.33   "Plans"..........................................................  3
        1.34   "Presiding Arbitrator"...........................................  3
        1.35   "Prior Employees"................................................  3
        1.36   "Purchase Price".................................................  3
        1.37   "Purchase Price Schedule"........................................  3
        1.38   "Purchaser"......................................................  3
        1.39   "Purchaser Group"................................................  3
        1.40   "Raytel".........................................................  3
        1.41   "Raytel Equipment Leases"........................................  3
        1.42   "Raytel Group"...................................................  3

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                                TABLE OF CONTENTS
                                   (continued)
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        1.43   "Raytel Leased Equipment"........................................  3
        1.44   "Retained Liabilities"...........................................  4
        1.45   "Section 338(h)(10) Elections" and "Section 338(h)(10) Election
                Forms"..........................................................  4
        1.46   "Security Agreement".............................................  4
        1.47   "Shares".........................................................  4
        1.48   "Tax" or "Taxes".................................................  4
        1.49   "Tax Returns"....................................................  4
        1.50   "Transfer Taxes".................................................  4
        1.51   "Wertheimer".....................................................  4
        1.52   "Wertheimer Certificate".........................................  4

ARTICLE II PURCHASE AND SALE OF SHARES..........................................  4
        2.1    Sale of the Shares...............................................  4
        2.2    Purchase Price...................................................  4
        2.3    Retained Liabilities; Intercompany Accounts......................  5
        2.4    Raytel Leased Equipment..........................................  5
        2.5    Indemnification with Respect to Certain Litigation-Related
               Obligations and Expenses.........................................  5
        2.6    Section 338(h)(10) Election; Purchase Price Allocation; Transfer
               Taxes............................................................  6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF RAYTEL, CVI AND HFHI..............  7
        3.1    Organization and Good Standing...................................  7
        3.2    Capitalization...................................................  7
        3.3    Subsidiaries.....................................................  7
        3.4    Authority........................................................  7
        3.5    Authorization....................................................  8
        3.6    No Breach or Violation...........................................  8
        3.7    Title to Properties..............................................  8
        3.8    Equipment and Other Tangible Assets..............................  8
        3.9    Real Property....................................................  9
        3.10   Contracts, Commitments and Relationships.........................  9
        3.11   Compliance with Law..............................................  9
        3.12   Litigation and Claims............................................  9
        3.13   Consents......................................................... 10
        3.14   Employee Benefit Matters......................................... 10
        3.15   Taxes............................................................ 11
        3.16   Insurance........................................................ 12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................... 12
        4.1    Organization and Good Standing................................... 12
        4.2    Authorization.................................................... 12
        4.3    Litigation....................................................... 12
        4.4    Consents......................................................... 12

                                      -ii-

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                                TABLE OF CONTENTS
                                   (continued)
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        4.5    Investment Representations....................................... 12
        4.6    Financing........................................................ 13

ARTICLE V CONDUCT OF THE HFHI BUSINESS PRIOR TO CLOSING......................... 13
        5.1    Conduct of HFHI Business......................................... 13
        5.2    Restrictions on Activities....................................... 13

ARTICLE VI ADDITIONAL AGREEMENTS................................................ 14
        6.1    Access and Information........................................... 14
        6.2    Certain Defaults................................................. 14
        6.3    Communication.................................................... 15
        6.4    Consents and Approvals........................................... 15
        6.5    Certain Information.............................................. 15
        6.6    Employee Matters................................................. 15
        6.7    Raytel's Names and Trademarks.................................... 16
        6.8    Liability Insurance.............................................. 16

ARTICLE VII CONDITIONS PRECEDENT................................................ 16
        7.1    Conditions to Each Party's Obligation to Effect the Transactions. 16
        7.2    Conditions to Obligations of Raytel, CVI and HFHI................ 17
        7.3    Conditions to Obligations of Purchaser........................... 17

ARTICLE VIII THE CLOSING........................................................ 18
        8.1    The Closing...................................................... 18
        8.2    Proceedings at the Closing....................................... 18
        8.3    Deliveries by HFHI............................................... 18
        8.4    Deliveries by Purchaser.......................................... 19

ARTICLE IX SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
INDEMNIFICATION................................................................. 19
        9.1    Survival......................................................... 19
        9.2    Indemnification by Raytel........................................ 19
        9.3    Limitation of Raytel's Liability................................. 20
        9.4    Indemnification by Purchaser..................................... 20
        9.5    Limitation of Purchaser's Liability.............................. 21
        9.6    Defense.......................................................... 21
        9.7    Procedure and Dispute Resolution................................. 22

ARTICLE X ARBITRATION........................................................... 22
        10.1   Scope............................................................ 22
        10.2   Arbitrators...................................................... 22
        10.3   Applicable Rules and Procedure................................... 23

ARTICLE XI TERMINATION AND ABANDONMENT.......................................... 24
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                                TABLE OF CONTENTS
                                   (continued)
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        11.1   Termination by Raytel............................................ 24
        11.2   Termination by Purchaser......................................... 24
        11.3   Mutual Consent................................................... 25
        11.4   Effect of Termination............................................ 25

ARTICLE XII PAYMENT OF EXPENSES................................................. 25
        12.1   Expenses......................................................... 25
        12.2   Brokers.......................................................... 25

ARTICLE XIII GENERAL PROVISIONS................................................. 25
        13.1   Notices.......................................................... 25
        13.2   Interpretation................................................... 26
        13.3   Assignment....................................................... 26
        13.4   Headings......................................................... 27
        13.5   Counterparts..................................................... 27
        13.6   Waiver........................................................... 27
        13.7   Entire Agreement................................................. 27
        13.8   Good Faith....................................................... 27
        13.9   Applicable Law................................................... 27
        13.10  Severability..................................................... 27

EXHIBITS
        A.     Closing Balance Sheet
        B.     Purchase Price Schedule
        C.     Form of Security Agreement
        D.     Form of Wertheimer Certificate
        E.     Schedule of Raytel Leased Equipment
        F.     Allocation Schedule
        G.     Form of Assignment

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


                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT is entered into as of the 9th day of March, 2001, to be effective as of January 1, 2001, by and among Heart Institute Acquisition Corporation, a Florida corporation ("Purchaser"), Raytel Medical Corporation, a Delaware corporation ("Raytel"), Cardiovascular Ventures, Inc., a Delaware corporation and a wholly-owned subsidiary of Raytel ("CVI"), and The Heart Institute of Port St. Lucie, Inc., a Florida corporation and a wholly-owned subsidiary of CVI, doing business as Heart & Family Health Institute of Port St. Lucie ("HFHI").

                                    RECITALS

        A. HFHI is engaged in the ownership and operation of a medical clinic located in Port St. Lucie, Florida (the "HFHI Business");

        B. Purchaser is a newly-organized corporation and certain members, officers and managers of the sole shareholder of Purchaser, including David Wertheimer ("Wertheimer"), currently are officers and management-level employees of Raytel and/or HFHI, as a result of which Purchaser is in possession of substantial information concerning the operations and financial condition of the HFHI Business; and

        C. CVI desires to sell to Purchaser, and Purchaser desires to purchase from CVI, all of the outstanding capital stock of HFHI upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

        1.1 "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

        1.2 "Allocation Schedule" shall have the meaning specified in Section 2.6(b).

        1.3 "Bank Consent" shall have the meaning specified in Section 3.13.

        1.4 "Balance Sheet Date" shall mean December 31, 2000.

        1.5 "Best Efforts" shall mean commercially reasonable good faith efforts but shall in no event require the commencement of litigation against any third party or the payment of any fees or any other consideration to any third party.


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

        1.6 "Claim Notice" shall have the meaning specified in Section 9.7(a).

        1.7 "Closing" shall mean the closing of the transactions contemplated by this Agreement.

        1.8 "Closing Balance Sheet" shall mean the unaudited balance sheet of HFHI as of December 31, 2000, prepared in accordance with GAAP, with the exception of the exclusion of footnotes required under GAAP, a copy of which is attached hereto as Exhibit A.

        1.9 "Closing Date" shall mean March 9, 2001 or such other date as the parties shall mutually agree upon in writing.

        1.10 "COBRA" shall have the meaning specified in section 3.14(c).

        1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended.

        1.12 "CVI" shall have the meaning specified in the first paragraph of this Agreement.

        1.13 "Disagreement" shall have the meaning specified in Section 10.1.

        1.14 "Effective Date" shall mean January 1, 2001.

        1.15 "Employee Liabilities" shall mean the accrued salaries, accrued vacation, and accrued incentive compensation, as shown on the Closing Balance Sheet.

        1.16 "Encumbrance" shall mean any lien, security interest, adverse claim, charge, restriction or limitation on transfer, mortgage, pledge, hypothecation, easement or conditional sale or other title retention agreement.

        1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.18 "Excluded Representations" shall have the meaning specified in
Section 9.1.

        1.19 "GAAP" shall mean generally accepted accounting principles, applied consistently with prior periods.

        1.20 "Governmental Authority" shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

        1.21 "HFHI" shall have the meaning specified in the first paragraph of this Agreement.

        1.22 "HFHI Business" shall have the meaning specified in Recital A.

        1.23 "HFHI Capital Leases" shall mean the HFHI Equipment Leases identified as Capital Leases on the HFHI Schedule.


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        1.24 "HFHI Equipment Leases" shall have the meaning specified in Section
3.8(b).

        1.25 "HFHI Real Property Leases" shall have the meaning specified in
Section 3.9.

        1.26 "HFHI Schedule" shall have the meaning specified in the first paragraph of Article III.

        1.27 "Indemnity Claim" shall have the meaning specified in Section
9.7(a).

        1.28 "Lawsuit" shall have the meaning specified in Section 2.5(a).

        1.29 "Material Adverse Effect" shall mean a material adverse effect on the HFHI Business, or a material adverse effect on the ability of Purchaser to conduct the HFHI Business, in substantially the manner it is presently conducted, following the Closing.

        1.30 "Material HFHI Contracts" shall have the meaning specified in
Section 3.10(a).

        1.31 "Permitted Encumbrances" shall mean liens for current taxes which are not past due and other Encumbrances described in the HFHI Schedule or any other Schedule hereto.

        1.32 "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

        1.33 "Plans" shall have the meaning specified in Section 3.14(b).

        1.34 "Presiding Arbitrator" shall have the meaning specified in Section 10.2.

        1.35 "Prior Employees" shall have the meaning specified in Section
6.8(a).

        1.36 "Purchase Price" shall mean a cash amount equal to $8,826,234, consisting of $9,000,000, net of the adjustments shown on the Purchase Price Schedule.

        1.37 "Purchase Price Schedule" shall mean the Schedule attached hereto as Exhibit B.

        1.38 "Purchaser" shall have the meaning specified in the first paragraph of this Agreement.

        1.39 "Purchaser Group" shall have the meaning specified in Section 9.2.

        1.40 "Raytel" shall have the meaning specified in the first paragraph of this Agreement.

        1.41 "Raytel Equipment Leases" shall have the meaning specified in
Section 2.4.

        1.42 "Raytel Group" shall have the meaning specified in Section 2.5(a).

        1.43 "Raytel Leased Equipment" shall have the meaning specified in
Section 2.4.


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        1.44 "Retained Liabilities" shall have the meaning specified in Section
2.3.

        1.45 "Section 338(h)(10) Elections" and "Section 338(h)(10) Election Forms" shall have the meaning specified in Section 2.6(a).

        1.46 "Security Agreement" shall mean the Security Agreement in the form of Exhibit C hereto.

        1.47 "Shares" shall have the meaning specified in Section 2.1.

        1.48 "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, water, rent and sewer service charges, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

        1.49 "Tax Returns" shall have the meaning specified in Section 3.15.

        1.50 "Transfer Taxes" means all sales taxes, use taxes, conveyance taxes, transfer taxes, filing fees, recording fees, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Shares hereunder, except federal, state or local income or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Shares or by operating activities related to the HFHI Business through the Closing Date.

        1.51 "Wertheimer" shall have the meaning specified in Recital B.

        1.52 "Wertheimer Certificate" shall mean the Certificate in the form of Exhibit D hereto.

                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

        2.1 Sale of the Shares. On the terms and subject to the conditions set forth in this Agreement, CVI hereby agrees to sell, assign and transfer to Purchaser, and Purchaser hereby agrees to purchase from CVI, on the Closing Date, 1,700 shares of Common Stock, $1.00 par value per share, of HFHI, constituting all of the issued and outstanding shares of capital stock of HFHI (the "Shares"), free and clear of any and all Encumbrances.

        2.2 Purchase Price. In consideration of the sale of the Shares, Purchaser shall pay to CVI at the Closing in U.S. dollars, the Purchase Price.


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

        2.3 Retained Liabilities; Intercompany Accounts. At the Closing, CVI shall assume from HFHI, and CVI and Raytel jointly agree to thereafter pay, perform and discharge, in the ordinary course of business, all of the liabilities of HFHI shown on the Closing Balance Sheet, with the exception of the Employee Liabilities and all liabilities and obligations under the HFHI Equipment Leases, which HFHI shall continue to be solely liable to pay, perform and discharge. At the Closing, all intercompany payables between HFHI, on the one hand, and Raytel or any other subsidiary of Raytel, on the other hand, shall be canceled.

        2.4 Raytel Leased Equipment. HFHI currently utilizes certain equipment leased by Raytel from third parties (the "Raytel Leased Equipment"). Exhibit E hereto sets forth a listing of all of the Raytel Leased Equipment, the lessor thereof and the effective date of the lease with respect thereto (collectively, the "Raytel Equipment Leases"), true and correct copies of which have been provided to Purchaser. Prior to the Closing, Raytel will prepay all remaining lease obligations under the Raytel Equipment Leases, acquire title to all of the Raytel Leased Equipment and transfer title thereto to HFHI, free and clear of any Encumbrances.

        2.5 Indemnification with Respect to Certain Litigation-Related Obligations and Expenses.

            (a) In connection with the sale of the Shares, Purchaser and HFHI hereby agree, jointly and severally, to indemnify, defend and hold harmless Raytel, its officers, directors, employees and agents, all parents and subsidiaries of Raytel, and the respective officers, directors, employees and agents of such entities (all such persons and entities being collectively referred to as the "Raytel Group") from and against any and all losses, damages, costs and expenses (including reasonable attorneys' fees and expenses) accruing from and after December 31, 2000 and arising out of that certain litigation entitled Heart Institute of Port St. Lucie, Inc. vs. Kenneth Friedman, and related cross actions, currently pending in the Circuit Court of the Nineteenth Judicial District in and for St. Lucie County, Florida (the "Lawsuit"). Purchaser shall be entitled to control the defense of the Lawsuit; provided, however, that Raytel shall have the right to approve counsel retained with respect to such defense on behalf of members of the Raytel Group (which consent shall not unreasonably be withheld) other than counsel currently representing HFHI in the Lawsuit (which counsel Raytel hereby approves) and the right to participate in the defense of the Lawsuit at its own expense. Until Raytel has been dismissed from the Lawsuit with prejudice, neither Purchaser nor HFHI shall enter into any settlement of the Lawsuit without the prior written consent of Raytel unless the terms of such settlement provide for a full and unconditional general release of all members of the Raytel Group. Purchaser and HFHI shall receive full cooperation from Raytel and CVI and access to all relevant records of Raytel and/or other members of the Raytel Group.

            (b) As security for the performance of its obligations pursuant to
Section 2.5(a), Purchaser and HFHI shall grant to Raytel, effective as of the Closing Date, a subordinated security interest in and to all accounts receivable of HFHI, pursuant to the Security Agreement. The obligations of Purchaser and HFHI pursuant to Section 2.5(a), as well as the security interest granted under the Security Agreement, shall be subordinated to the senior indebtedness of Purchaser and HFHI to Northern Trust Bank of Florida, N.A. under bank loan


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documents, copies of which have been provided to Raytel, or any modifications, extensions or enlargements of such indebtedness. Raytel agrees to execute and deliver all agreements as may be required by such lender to evidence such subordination, including, but not limited to, subordination and/or intercreditor agreements.

        2.6 Section 338(h)(10) Election; Purchase Price Allocation; Transfer Taxes.

            (a) Election. Purchaser and CVI shall join in an election to have the provisions of Section 338(h)(10) of the Code, and similar provisions of state law ("Section 338(h)(10) Elections") apply to the acquisition of the Shares. Purchaser shall be responsible for, and control, the preparation and filing of such forms or documents as are required by applicable law for effective Section 338(h)(10) Elections, including, but not limited to IRS Form 8023 (the "Section 338(h)(10) Election Forms") and shall provide copies of all such forms and documents to CVI. CVI shall execute such Section 338(h)(10) Election Forms as may be reasonably requested by Purchaser.

            (b) Allocation. CVI and Purchaser agree to allocate the Purchase Price among the assets deemed purchased by reason of the Section 338(h)(10) Elections in the manner set forth in Exhibit F hereto (the "Allocation Schedule"). CVI and Purchaser agree to report and file all returns, documents, statements and other forms that are required to be submitted to any federal, state, county or other local taxing authority, in all respects and for all purposes, consistent with such Allocation Schedule, and to use their Best Efforts to sustain such allocation if there is any subsequent tax audit or tax dispute with respect thereto.

            (c) Purchase Price Allocation. CVI shall be responsible for and shall pay any income, franchise or similar Taxes arising as a result of any
Section 338(h)(10) Election. Notwithstanding the preceding sentence, (i) Purchaser shall pay any Transfer Taxes arising as a result of the sale of the Shares and the transactions contemplated hereby; and (ii) Purchaser shall be responsible for and shall pay any income, franchise or similar Taxes imposed by any state or local taxing authority as a result of any Section 338(g) election (or any comparable election under state law) if such state or local taxing authority does not allow or respect a Section 338(h)(10) Election (or any comparable or resulting election under state law) with respect to the purchase and sale of the Shares.

            (d) Straddle Period Taxes. CVI shall pay all Taxes that may be due after the Balance Sheet Date that are allocable to the period prior to and including the Balance Sheet Date. In order to appropriately apportion any of these Taxes relating to a period that includes (but that would not, but for this section, close on) the Balance Sheet Date, the parties will, to the extent permitted by applicable law, elect with the relevant taxing authorities to treat for all purposes the Balance Sheet Date as the last day of a taxable period of HFHI, and such period shall be treated as a "Short Period" and a "Pre-Closing Period" for purposes of this Agreement. In cases where applicable law does not permit HFHI to treat the Balance Sheet Date as the last day of a Short Period, then for purposes of this Agreement, the portion of such Taxes that is attributable to the operations of HFHI for such Interim Period (as defined below) shall be (i) in the case of Taxes that are not based on income or gross receipts, the total amount of such Taxes for the period in question multiplied by a fraction, the numerator of which is the number of days in the Interim Period, and the denominator of which is the total number of days in the entire period in question and (ii) in the case of Taxes that are based on income or gross receipts, the Taxes that would be due with respect to the Interim Period, if such Interim Period were a Short Period. "Interim Period" means with respect to any Taxes imposed on Target on a periodic basis for which the Balance Sheet Date is not the last day of a Short Period, the period of time beginning on the first day of the actual taxable period that includes (but does not end on) the Balance Sheet Date and ending on and including the Balance Sheet Date.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                             OF RAYTEL, CVI AND HFHI

        Subject to and except for the information which is set forth in a list of exceptions identified by the specific section of this Article to which such information pertains and contained in a schedule delivered to Purchaser prior to the execution of this Agreement (the "HFHI Schedule"), and except, in each case, for matters which are known by Wertheimer in his present capacity as an officer or director of Raytel, CVI or HFHI or, with the exercise of reasonable care in one or more of such capacities, would have been known by him, Raytel, CVI and HFHI jointly and severally represent to Purchaser that:

        3.1 Organization and Good Standing. Each of Raytel, CVI and HFHI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

        3.2 Capitalization. The authorized capital stock of HFHI consists of 7,500 shares of Common Stock, $1.00 par value per share, 1,700 of which are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock of HFHI have been validly issued, are fully paid and non-assessable and are owned, of record and beneficially, by CVI, free and clear of any Encumbrances or restrictions (other than restrictions on transfer under applicable federal and state securities laws). No shares of capital stock are held by HFHI as treasury stock. There is no existing option, warrant or other agreement of any kind to which Raytel, CVI or HFHI is a party requiring, and there are no convertible securities of HFHI outstanding which upon conversion would require, (i) the issuance by HFHI of any additional shares of capital stock of HFHI or other securities convertible into shares of capital stock or any equity security of HFHI of any kind or (ii) the sale or transfer of any of the Shares by CVI, other than as contemplated by this Agreement. Upon delivery to Purchaser at the Closing of a certificate or certificates representing the Shares, accompanied by stock powers duly endorsed in blank, a certificate or good and valid title to the Shares will pass to Purchaser, free and clear of all Encumbrances of any kind, other than those arising from acts of Purchaser and restrictions on transfer under applicable federal and state securities laws.

        3.3 Subsidiaries. HFHI does not own any equity interest, directly or indirectly, in any corporation, partnership, joint venture or other entity.


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

        3.4 Authority. HFHI has all necessary power and authority to own or lease its properties and to carry on its business as now being conducted, and possesses all licenses, permits and authorizations necessary to the conduct of such businesses where the failure to possess any such license, permit or authorization would be reasonably likely to have a Material Adverse Effect; provided, however, that no representation is made with respect to the licensing or qualification of medical professionals or professional corporations performing services related to the HFHI Business under contracts or arrangements with Raytel, CVI or HFHI. HFHI is duly qualified to do business and in good standing in each state or jurisdiction wherein the nature of the business conducted or the character of the property owned or leased by it requires such qualification and where the failure to be so qualified would be reasonably likely to have a Material Adverse Effect.

        3.5 Authorization. Raytel, CVI and HFHI have full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Raytel, CVI and HFHI have taken all corporate action required by law, their Certificates of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Raytel, CVI and HFHI and constitutes the legal, valid and binding obligations of Raytel, CVI and HFHI, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

        3.6 No Breach or Violation. The execution, delivery and performance of this Agreement by Raytel, CVI and HFHI, and the consummation by them of the transactions contemplated hereby, will not result in or constitute a material default, breach or violation or an event that, with notice or lapse of time or both would be a material default, breach or violation of the charter documents of Raytel, CVI or HFHI or any material agreement, instrument or arrangement which would prevent the consummation of the transactions contemplated hereby or thereby or by which any of the assets of HFHI are bound.

        3.7 Title to Properties. HFHI has good and marketable title to all of its property and assets shown as owned on the Closing Balance Sheet (except for assets disposed of in the ordinary course of business since the Balance Sheet
Date), and, at the Closing, will have good and marketable title to the Raytel Leased Equipment, free and clear of any Encumbrances, except for Permitted Encumbrances.

        3.8 Equipment and Other Tangible Assets.

            (a) The HFHI Schedule includes complete and accurate lists describing and specifying the location of all of the equipment and other tangible personal property owned or used in the HFHI Business and having an original cost in excess of $100,000.

            (b) The HFHI Schedule includes a complete and accurate list of each lease under which HFHI is the lessor, sublessor, lessee or sublessee of any personal property (including any master lease in cases where HFHI is sublessee or sublessor) (the "HFHI

Equipment Leases"), describing such lease and the type and location of the property which is the subject thereof.

        3.9 Real Property. RIH does not own any real property in fee simple. The HFHI Schedule includes a complete and accurate list of each lease under which HFHI is the lessor, sublessor, lessee or sublessee of any real property (including any master lease in cases where HFHI is sublessee or sublessor) (the "HFHI Real Property Leases"), describing such lease and the location of the property which is the subject thereof.

        3.10 Contracts, Commitments and Relationships.

            (a) The HFHI Schedule includes a complete and accurate list, including a brief description, of: (i) all loans, mortgages, deeds of trust, promissory notes, conditional sales agreements or security agreements, (ii) all material agreements between HFHI and any consultants, employees or service providers, (iii) all sales agency, sales representation, licensing or distributorship agreements, and (iv) any other written agreement, contract, guaranty, indemnity, power of attorney, license, indebtedness, liability or other obligation, including agreements with suppliers and purchase orders involving a commitment in excess of $50,000, known to Raytel or CVI to which HFHI is a party or by which HFHI or any of its properties or assets are bound (collectively, the "Material HFHI Contracts"). Except for the HFHI Equipment Leases, the HFHI Real Property Leases and the Material HFHI Contracts, to the knowledge of Raytel and CVI, HFHI is not a party to or otherwise bound by the terms of any contract, agreement, obligation or proposal (whether written or oral) in any material way affecting the HFHI Business.

            (b) To the best knowledge of Raytel and CVI, all of the Material HFHI Contracts are in full force and effect, neither HFHI nor any other party is in default under any HFHI Equipment Lease, HFHI Real Property Lease or Material HFHI Contract, and there are no existing disputes or claims of default relating thereto, or any facts or conditions known to Raytel or CVI which, if continued, will result in a default or a claim of default thereunder, except for such defaults, disputes, or claims which would not be reasonably likely to have a Material Adverse Effect.

        3.11 Compliance with Law. HFHI possesses all regulatory consents, authorizations, approvals, licenses and permits required by Governmental Authorities in connection with the conduct of the HFHI Business as presently conducted, where the failure to possess any such consent, authorization, approval, license or permit would be reasonably likely to have a Material Adverse Effect; provided, however, that no representation is made with respect to the licensing or qualification of medical professionals or professional corporations performing services related to the HFHI Business under contracts or arrangements with Raytel or HFHI. Neither Raytel, CVI nor HFHI has received any:
(i) notification of any asserted failure by HFHI to comply with any laws, regulations or other requirements of Governmental Authorities, the failure to comply with which would be reasonably likely to have a Material Adverse Effect; or (ii) complaint, inquiry or request for information (whether written or oral) from any Governmental Authority relating thereto.

        3.12 Litigation and Claims. The HFHI Schedule contains a description of all claims, actions, suits, investigations or proceedings pending or, to the knowledge of Raytel or CVI, threatened against or affecting HFHI or the HFHI Business, at law or in equity, or before or by any Governmental Authority which is reasonably likely to have a Material Adverse Effect. There is no action, suit, proceeding or, to the best knowledge of Raytel or CVI, formal governmental inquiry or investigation pending against Raytel, CVI or HFHI which seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby.

        3.13 Consents. Except for the consent of Fleet National Bank and BNP Paribas, as required under Raytel's credit agreement (the "Bank Consent"), no consent, approval or authorization of any Government Authority or other third person is required on the part of Raytel, CVI or HFHI in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

        3.14 Employee Benefit Matters.

            (a) None of Raytel, CVI or HFHI maintains or makes contributions to, and none of Raytel, CVI or HFHI has at any time in the past two years maintained or made contributions to, any employee benefit plan which is subject to the minimum funding standards of ERISA or subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980, which covers or covered the employees of HFHI.

            (b) To the best knowledge of Raytel and CVI, the HFHI Schedule sets forth any commitment arising under severance, holiday, vacation or other bonus plans (including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA) maintained for any employees of HFHI or with respect to which HFHI has liability with respect to any such employees, or has an obligation to make contributions on behalf of such employees (collectively, the "Plans").

            (c) As of December 31, 2000, notice of the availability of continuation health care coverage under the provisions of Section 4980B of the Code or Sections 601 through 608 of ERISA ("COBRA") had been provided to all employees of HFHI on leave of absence entitled thereto, and all persons electing such coverage are being (or have been, if applicable) provided such coverage.

            (d) To the best knowledge of Raytel and CVI, as of December 31, 2000, no Plan has engaged in any "prohibited transaction" as defined in Section 4975 of the Code, or has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in
Section 4043(b) of ERISA occurred with respect to any such Plan.

            (e) With respect to each Plan, as of December 31, 2000, all required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been or will be timely filed, and the present value of all accrued benefits under each such Plan does not, as of the Balance Sheet Date, exceed the value of the respective net assets of each such Plan applicable to such benefits.

            (f) As of December 31, 2000, each of the Plans intended to qualify under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the internal Revenue Service.

            (g) No employees of HFHI are represented by any labor union or similar organization.

        3.15 Taxes.

            (a) HFHI has made and is current with respect to all reports, returns and other filings (herein sometimes collectively referred to as "Tax Returns") required to be furnished from time to time to all federal, state, local or other governmental authorities of any nature (including, without limitation, all real and/or personal property, sales, franchise and withholding taxes and other Tax Returns). All such Tax Returns so furnished were true, correct and complete in all material respects. All amounts reflected as due and payable on the Tax Returns have been paid on or before their due date (including extensions).

            (b) HFHI is not currently the beneficiary of any extension of time within which to file any Tax Return. Neither Raytel, CVI nor HFHI has received any written claim by a taxing authority in a jurisdiction where HFHI does not file Tax Returns that HFHI is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of HFHI that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due.

            (c) HFHI (or Raytel or CVI on behalf of HFHI) has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party of HFHI.

            (d) There is no dispute or claim concerning any Tax liability of HFHI that has been claimed or raised in writing by any taxing authority. No Tax Returns for taxable periods ended on or after January 1, 1996 have been audited or are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by Raytel or CVI.

            (e) HFHI is not a party to any Tax allocation or sharing agreement. Except for the Affiliated Group of which Raytel is the common parent, HFHI (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (f) The unpaid Taxes of HFHI did not, as of December 31, 2000, exceed the reserves for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Closing Balance Sheet.

            (g) Raytel and HFHI filed a consolidated federal income Tax Return for the tax year immediately preceding the current tax year. Raytel is eligible to make the Section 338(h)(10) Election.

        3.16 Insurance. The HFHI Schedule sets forth a complete and correct list of all insurance policies (including, without limitation, fire, liability, product liability, workers' compensation and vehicular) presently in effect that relate to HFHI or its properties, including the amounts of such insurance and annual premiums with respect thereto, all of which have been in full force and effect from and after the date(s) set forth on the HFHI Schedule.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents to Raytel, CVI and HFHI that:

        4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

        4.2 Authorization. Purchaser has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Purchaser has taken all corporate action required by law, its Certificate of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

        4.3 Litigation. There is no action, suit, proceeding or, to the best knowledge of Purchaser, formal governmental inquiry or investigation pending against Purchaser which seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby.

        4.4 Consents. No consent, approval or authorization of any Governmental Authority or other third party is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

        4.5 Investment Representations.

            (a) Purchaser possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution thereof.

            (b) Purchaser acknowledges that, by virtue of the position of certain of its officers and directors as officers and directors of Raytel, CVI and/or HFHI, Purchaser is knowledgeable concerning the business and affairs of HFHI, and that it has received from Raytel and CVI all additional information concerning HFHI and the HFHI Business that it has deemed necessary for its evaluation of the transaction contemplated by this Agreement. Purchaser is not aware of any facts or circumstances that would render any of the representations and warranties of Raytel, CVI and HFHI set forth in Article III hereof inaccurate or incomplete in any material respect.

            (c) Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, or any state securities or "Blue Sky" laws.

        4.6 Financing. Purchaser has, or has access to, and at the Closing will have, sufficient funds and financing to pay the Purchase Price in full.

                                    ARTICLE V
                  CONDUCT OF THE HFHI BUSINESS PRIOR TO CLOSING

        5.1 Conduct of HFHI Business. During the period from the date of this Agreement to the Closing Date, Raytel, CVI and HFHI shall use their respective Best Efforts to maintain and preserve intact: (i) the business organization, rights and privileges pertinent to the HFHI Business; and (ii) the relationships of HFHI with its suppliers, customers and others with whom it deals, all in accordance with their ordinary and usual course of business.

        5.2 Restrictions on Activities. Prior to the Closing Date, HFHI will not without the prior written consent of Purchaser (which consent shall not be unreasonably withheld) or except as specifically contemplated by this Agreement:

            (a) amend its Certificate of Incorporation or Bylaws;

            (b) authorize for issuance, issue, deliver or sell any additional capital stock or securities convertible into such capital stock, or issue or grant any rights, warrants, options or other commitments for the issuance of such capital stock;

            (c) split, combine or reclassify any capital stock or declare, set aside or pay any distribution (whether in cash or property) to its shareholders or partners in respect of their capital interest (other than distributions by a Subsidiary in the ordinary course of business consistent with prior practice);

            (d) dispose of or acquire any material properties or assets except in the ordinary course of business consistent with prior practice, nor make any single capital expenditure, lease or commitment in excess of $50,000 additions to property, plant, equipment or intangible capital assets or make aggregate capital expenditures, leases or commitments for such purposes in excess of $50,000.

            (e) engage in any activities or transactions that are outside the ordinary course of the HFHI Business in substantially the manner as heretofore conducted;

            (f) incur any indebtedness for borrowed money;

            (g) waive or terminate any material right;

            (h) mortgage, pledge or subject to lien or to any other Encumbrance (other than Permitted Encumbrances) any of its assets, tangible or intangible;

            (i) discharge or satisfy any Encumbrance or pay any obligation or liability, except current liabilities set forth on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business;

            (j) move or relocate any of its material operations from their present locations; or

            (k) agree, whether in writing or otherwise, to do any of the foregoing.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

        6.1 Access and Information.

            (a) Raytel, CVI and HFHI have previously afforded (and will continue to afford) to Purchaser and to its accountants, counsel and other representatives full access during normal business hours and upon reasonable notice throughout the period prior to the Closing Date to all of the properties, books, contracts and records of HFHI and has furnished (and will furnish) to Purchaser all information concerning the business, properties and personnel of HFHI as Purchaser has requested (or may reasonably request).

            (b) Neither Raytel, CVI nor HFHI shall be obligated to disclose to Purchaser any information which is subject to an obligation of confidentiality which would be breached by such disclosure; provided, however, that no refusal to make disclosure under this Section shall relieve the non-disclosing party of any obligation arising under any other representations or warranties contained herein or obligations hereunder.

            (c) In the event that between the date hereof and the Closing Date, any Governmental Authority shall commence any examination, review, investigation, action, suit or proceeding against any party hereto with respect to the transactions contemplated hereby, the party as to which such examination, review, investigation, action, suit or proceeding is commenced shall give prompt notice thereof to the other parties, shall keep the other parties informed as to the status thereof, shall promptly provide the other parties with copies of all documents related thereto and shall permit the other parties to observe and be present at each meeting, conference or other proceeding and have access to and be consulted in connection with any document filed or provided to such governmental authority in connection with such examination, review, investigation, action, suit or proceeding.

        6.2 Certain Defaults. Raytel will give prompt notice to Purchaser of (i) any notice of default received by Raytel, CVI or HFHI subsequent to the date of this Agreement and prior to the Closing Date under any material instrument or material agreement to which HFHI is a party or by which HFHI or its properties is bound, which default would, if not remedied, be reasonably likely have a Material Adverse Effect, or (ii) any suit, action or proceeding instituted or, to the knowledge of Raytel, threatened against or affecting HFHI, subsequent to the date of this Agreement and prior to the Closing Date which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

        6.3 Communication. Between the date hereof and the Closing Date, neither Raytel, CVI nor HFHI, on the one hand, nor Purchaser, on the other hand, will furnish any written communication to the public generally, if the subject matter thereof relates to the transactions contemplated by this Agreement without the prior approval of the other as to the content thereof, which approval shall not be unreasonably withheld; provided that the foregoing shall not be deemed to prohibit any disclosure which, in the opinion of counsel to the disclosing party, is required by any applicable law or by any competent governmental authority.

        6.4 Consents and Approvals. Raytel, CVI, HFHI and Purchaser shall use their respective Best Efforts to obtain any and all consents from other parties to contracts, leases and other instruments necessary or appropriate to allow the consummation of the transactions contemplated by this Agreement and the continuance of the HFHI Business by Purchaser following the Closing.

        6.5 Certain Information. Between the date of this Agreement and the Closing Date, Raytel shall furnish to Purchaser copies of monthly financial information relating to the HFHI Business which Raytel customarily prepares for the internal use of Raytel management.

        6.6 Employee Matters.

            (a) Purchaser shall have no obligation to offer continued employment to any employee employed by HFHI as of the Closing Date (the "Prior Employees"). However, Purchaser and HFHI shall jointly and severally (i) be responsible for the payment of all Employee Liabilities with respect to any terminated Prior Employees and (ii) indemnify Raytel from all claims for Employee Liabilities or other severance benefits made by Prior Employees terminated by HFHI following the Closing Date.

            (b) Effective as of the close of business on the Balance Sheet Date, the Prior Employees shall cease to accrue benefits under Raytel's Plans. Benefits of such Plans, accrued as of such time, shall be payable to such Prior Employees in accordance with the terms of the applicable Plan or, if allowed, may be transferred to any comparable plan maintained by Purchaser or HFHI for the benefit of employees of HFHI. There shall be no transfer of any assets of any Plan except to the extent permitted under such Plan and applicable laws and regulations.

            (c) Effective as of the close of business on the Balance Sheet Date, the Prior Employees shall cease to be covered on an ongoing basis by Raytel's plans and policies which provide medical and dental coverage, life and accident insurance, disability coverage and vacation and severance pay.

            (d) Raytel shall retain responsibility for any health care continuation notification and/or coverage required to be provided under COBRA to employees and their dependents with respect to qualifying events occurring on or prior to the Balance Sheet Date. Effective as of the close of business on the Balance Sheet Date, HFHI assumes any and all liabilities relating to, or resulting from COBRA (or any similar state statute) including notification and/or coverage requirements attributable to current or former employees of HFHI and any and all related Qualified Beneficiaries (as such term is defined under COBRA) except with respect to such employees or Qualified Beneficiaries who are receiving COBRA benefits under a Plan retained by Raytel as of the Closing Date.

        6.7 Raytel's Names and Trademarks. Purchaser shall not, and from and after the Closing shall ensure that the employees and representatives of Purchaser and HFHI do not, themselves as Raytel or CVI, or as employees or representatives of Raytel or CVI. The foregoing prohibitions shall apply, without limitation, to the use of any stationery or identifying signs. Notwithstanding the foregoing, for a period not to exceed 120 days following the Closing Date, Purchaser shall not be required to remove the name "Raytel" or "CVI" or any logo thereof, from existing supplies of printed materials as of the Closing Date provided that such materials shall be conspicuously stamped or marked with words to the effect that HFHI is no longer an affiliate of Raytel or CVI.

        6.8 Liability Insurance.

            (a) For a period of not less than three years after the Closing Date, Purchaser shall, at its expense, cause to be maintained in effect policies of liability insurance covering Raytel, HFHI and the current employees of HFHI with respect to claims arising from facts or events that occurred prior to the Closing Date and having policy limits and other terms and conditions no less favorable to such entities and persons than the policies maintained by HFHI as of the date of this Agreement.

            (b) For a period of not less than three years after the Closing Date, Raytel shall, at its expense, cause to be maintained in effect policies of liability insurance covering Wertheimer with respect to claims arising from facts or events that occurred prior to the Closing Date and relating to his service as an officer or director of Raytel and having policy limits and other terms and conditions no less favorable to Wertheimer than the policies maintained by Raytel for the benefit of its officers and directors, generally, for so long as such policies are maintained for any of its other officers and directors.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

        7.1 Conditions to Each Party's Obligation to Effect the Transactions. The respective obligations of each party to effect the transactions contemplated hereby shall be, at the election of such party, subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) No order shall have been entered, and not vacated, by a court or Governmental Authority of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits consummation of the transactions contemplated hereby.

            (b) There shall be no litigation pending or threatened by any third party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the Board of Directors of either Raytel or Purchaser (relying on the advice of their respective legal counsel), such third party has the probability of prevailing and where such relief would have a material adverse effect upon such party.

        7.2 Conditions to Obligations of Raytel, CVI and HFHI. The obligations of Raytel, CVI and HFHI to effect the transactions contemplated hereby are, at the option of Raytel, subject to the satisfaction at or prior to the Closing of the following additional conditions:

            (a) All of the representations and warranties made by Purchaser in this Agreement shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made as of the Closing Date, except for changes contemplated by this Agreement, and, unless the Closing shall take place on the date this Agreement is executed, Purchaser shall have delivered to Raytel a certificate to such effect dated the Closing Date and signed by its president or any vice president.

            (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser at or before the Closing Date shall have been duly complied with and performed, and, unless the Closing shall take place on the date this Agreement is executed, Purchaser shall have delivered to Raytel a certificate to such effect dated the Closing Date and signed by its president or any vice president.

            (c) The Bank Consent and all other authorizations, consents and approvals of all Governmental Authorities and other third parties required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained and delivered to Raytel.

            (d) Wertheimer shall have executed and delivered to Raytel the Wertheimer Certificate.

            (e) Wertheimer shall have tendered his resignation as an officer, director and employee of Raytel, CVI, and/or any of Raytel's other subsidiaries or affiliates (other than HFHI).

            (f) Wertheimer shall have transferred all of his right, title and interest in and to Advanced Magnetic Resonance Imaging, Inc., a New York professional corporation, to a licensed physician or physicians designated by Raytel, pursuant to an Assignment in the form of Exhibit G hereto.

        7.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated hereby are, at the option of Purchaser, subject to the satisfaction at or prior to the Closing of the following additional conditions:

            (a) All of the representations and warranties made by Raytel, CVI and HFHI in this Agreement shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made as of the Closing Date, except for changes contemplated by this Agreement, and, unless the Closing shall take place on the date this Agreement is executed, Raytel, CVI and HFHI shall have delivered to Purchaser a certificate to such effect dated the Closing Date and signed by their respective president or any vice president.

            (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Raytel, CVI and HFHI at or before the Closing Date shall have been duly complied with and performed, and, unless the Closing shall take place on the date this Agreement is executed, Raytel, CVI and HFHI shall have delivered to Purchaser a certificate to such effect dated the Closing Date and signed by their respective president or any vice president.

            (c) All authorizations, consents and approvals of all Governmental Authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained and delivered to Purchaser.

            (d) Purchaser shall have received evidence satisfactory to it that Fleet National Bank and BNP Paribas have fully released and discharged HFHI of any obligations under their credit facility with Raytel that is the subject of the Bank Consent, including a release of all security interests on any assets of HFHI.

                                  ARTICLE VIII
                                   THE CLOSING

        8.1 The Closing. The Closing shall take place at the offices of HFHI, 1700 Southeast Hillmoor Drive, Port St. Lucie, Florida, or at such other place as Raytel and Purchaser shall agree, on the Closing Date.

        8.2 Proceedings at the Closing. All proceedings to be taken and all documents to be executed and delivered by Raytel, CVI and HFHI in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser and its counsel. All proceedings to be taken and all documents and instruments to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Raytel and its counsel. All proceedings to be taken and all documents and instruments to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

        8.3 Deliveries by HFHI. At the Closing, Raytel and CVI shall deliver, or shall cause to be delivered, to Purchaser the following:

            (a) Certificates representing the Shares, which certificates shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto stock powers duly executed in blank, and in proper form for transfer;

            (b) Certificates signed by duly authorized officers of Raytel, CVI and HFHI, as referred to in Sections 7.3(a) and (b), if applicable;

            (c) The resignations of all officers, directors and employees of HFHI, as requested by Purchaser;

            (d) The stock book, stock ledger and minute books of HFHI;

            (e) Evidence satisfactory to Purchaser that Purchaser's designees shall be the only authorized signatories with respect to HFHI's various accounts, credit lines and safe deposit boxes; and

            (f) All other documents and instruments required by this Agreement to be delivered by or on behalf of Raytel, CVI or HFHI at or prior to the Closing.

        8.4 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Raytel the following:

            (a) A wire transfer of funds in the aggregate amount of the Purchase Price, as provided in Section 2.2;

            (b) Certificates signed by a duly authorized officer of Purchaser, as referred to in Sections 7.2(a) and (b);

            (c) The Security Agreement, executed on behalf of Purchaser and HFHI; and

            (d) All other documents and instruments required by this Agreement to be delivered by or on behalf of Purchaser at or prior to the Closing.

                                   ARTICLE IX
                     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND COVENANTS; INDEMNIFICATION

        9.1 Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Closing hereunder for a period of one year following the Closing Date; provided, however, that (i) the representations and warranties contained in Section 3.15 (Taxes) shall survive until the applicable period of limitations for audits by applicable Governmental Authorities shall have expired, and (ii) no time limitation, other than the applicable statute(s) of limitation shall be applicable with respect to claims for fraud against any party or the representations or warranties contained in
Section 3.2 (Capitalization), 3.3 (Subsidiaries) and 4.5 (Investment Representations). The representations and warranties contained in Sections 3.2, 3.3, 3.15 and 4.5 are collectively referred to as the "Excluded Representations." Subsequent to the Closing, the provisions of this Article IX shall be the sole remedy for the breach of any representations or warranties contained in this Agreement.

        9.2 Indemnification by Raytel. Subject to the provisions and limitations herein contained, Raytel hereby agrees to indemnify, defend and hold harmless Purchaser, its officers directors, employees and attorneys, all parents, subsidiaries and affiliates of Purchaser, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Purchaser Group") from and against any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Purchaser Group may at any time sustain or incur which are occasioned by, caused by or arise out of: (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by Raytel, CVI or HFHI in this Agreement; or (ii) any breach by Raytel of its obligations under this Article IX.

        9.3 Limitation of Raytel's Liability. The liability of Raytel under
Section 9.2 shall be limited as follows:

            (a) No claim shall be made for indemnification under Section 9.2 until the aggregate amount of all such claims exceeds $50,000, after which the full amount of such claims (including the initial $50,000) may be asserted.

            (b) No member of the Purchaser Group shall be entitled to recover under Section 9.2 with respect to:

                (i) the breach of any representation or warranty unless such claim has been asserted by written notice, specifying the details of such breach, delivered to Raytel on or prior to the expiration of the survival period specified in Section 1.9;

                (ii) the breach of any representation or warranty, if before the Closing any executive officer or director of Purchaser had actual knowledge or, with the exercise of reasonable care in their capacity as officers or management employees of Raytel or HFHI prior to the Closing, would have had knowledge of the fact or facts which cause such breach; or

                (iii) any claim, to the extent the claim has been satisfied by proceeds of insurance (Purchaser hereby agreeing to use its best efforts to collect the maximum amount of insurance proceeds to which it is entitled).

            (c) The amount of any recovery to which a member of the Purchaser Group may be entitled pursuant to Section 9.2 shall be net of (i.e., after deducting) any federal, state and/or local income tax benefits or insurance proceeds inuring to such person as a result of the set of facts which entitle such person to recover from Raytel pursuant to Section 9.2.

            (d) Raytel will not be liable under the indemnification provisions of Section 9.2 to the extent that any loss, claim, liability or expense results from an indemnified party's bad faith or gross negligence.

            (e) Nothing contained in this Article IX shall limit the liability of Raytel for breaches of covenants of Raytel hereunder to be performed after the Closing.

        9.4 Indemnification by Purchaser. Subject to the provisions and limitations herein contained, Purchaser hereby agrees to indemnify, defend and hold harmless Raytel and each other member of the Raytel Group from and against any and all losses, damages, costs and expenses (including reasonable attorneys' fees and expenses) which any member of the Raytel Group may at any time sustain or incur which are occasioned by, caused by or arise out of: (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by Purchaser in this Agreement; (ii) any inaccuracy in the Wertheimer Certificate; or (iii) any breach by Purchaser of its obligations under this Article IX.

        9.5 Limitation of Purchaser's Liability.

            (a) No claim shall be made for indemnification under Section 9.4 until the aggregate amount of all such claims exceeds $50,000, after which the full amount of such claims (including the initial $50,000) may be asserted.

            (b) No member of the Raytel Group shall be entitled to recover under
Section 9.4 with respect to:

                (i) the breach of any representation or warranty unless such claim has been asserted by written notice, specifying the details of such breach, delivered to Purchaser on or prior to the expiration of the survival period specified in Section 1.9;

                (ii) the breach of any representation or warranty, or of any covenant to be performed prior to the Closing, if before the Closing an executive officer of Raytel had actual knowledge of the fact or facts which caused such breach; or

                (iii) any claim, to the extent the claim has been satisfied by proceeds of insurance (Raytel hereby agreeing to use its best efforts to collect the maximum amount of insurance proceeds to which it is entitled).

            (c) The amount of any recovery to which a member of the Raytel Group may be entitled pursuant to Section 9.4 shall be net of (i.e., after deducting) any federal, state and/or local income tax benefits or insurance proceeds inuring to such person as a result of the set of facts which entitle such person to recover from Purchaser pursuant to Section 9.4.

            (d) Purchaser will not be liable under the indemnification provisions of Section 9.4 to the extent that any loss, claim, liability or expense results from an indemnified party's bad faith or gross negligence.

            (e) Nothing contained in this Article IX shall limit the liability of Purchaser for breaches of covenants of Purchaser hereunder to be performed after the Closing.

        9.6 Defense. In the event that a claim for indemnification hereunder is based upon a claim by a third party asserted against the indemnified party, the indemnifying party or parties shall be entitled to control the defense thereof and to settle any such action on such terms as it or they shall see fit so long as the party entitled to indemnification shall be released from any liability by reason of such settlement; provided, however, that the party entitled to indemnification shall have the right to approve counsel retained with respect to such defense (which consent shall not unreasonably be withheld) and the right to participate in the defense of such action at its own expense. The party or parties required to provide indemnification hereunder shall receive full cooperation and access to all relevant and non-privileged records of the party or parties entitled to indemnification.

        9.7 Procedure and Dispute Resolution.

            (a) If an indemnified party shall have a claim of indemnification pursuant to this Article IX (an "Indemnity Claim"), it will promptly give written notice thereof (the "Claim Notice") to the indemnifying party or parties, including therein a brief description of the facts upon which such claim is based and the amount thereof, to the extent that it can be ascertained.

            (b) In the event that the indemnifying party or parties dispute the validity or amount of any Indemnity Claim, prior to taking any other action, the matter shall be referred to responsible executives of the affected parties for consideration and resolution. If the parties have not otherwise resolved the dispute, they shall meet in person within 30 days after the delivery of the Claim Notice and exercise their best efforts to settle the matter amicably.

            (c) If any such dispute is not settled within 30 days from the delivery of the Claim Notice, such dispute shall, at the demand of either party, be referred to and decided by arbitration in accordance with the provisions of
Article X.

                                    ARTICLE X
                                   ARBITRATION

        10.1 Scope. The parties hereto agree that any claim, controversy, dispute or disagreement ("Disagreement") between or among any of the parties to this Agreement arising out of or relating to this Agreement (including, without limitation, any Indemnity Claim) shall be governed exclusively by the terms and provisions of this Article X; provided, however, that the terms and provisions of this Article X shall not preclude any party hereto from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, temporary injunction or other equitable relief for any breach of (i) any confidentiality covenant in this Agreement or the

Confidentiality Agreement or (ii) any duty, obligation, covenant, representation or warranty the breach of which may cause irreparable harm or damage.

        10.2 Arbitrators. In the event any claim or claims for a Disagreement is brought by any party to this Agreement, and the parties are unable to resolve such Disagreement within 30 days after the delivery of the Claim Notice pursuant to Section 9.7(a) (or other written notice, if the Disagreement does not relate to an Indemnity Claim), Raytel and Purchaser shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator (the "Presiding Arbitrator") who is experienced in the matter or action that is the subject of such Disagreement and who then shall have sole and complete jurisdiction over the arbitration. If such Disagreement involves healthcare issues, the Presiding Arbitrator shall have such qualifications as would satisfy the requirements of the National Health Lawyers Association Alternative Dispute Resolution Service. Each of the arbitrators so chosen shall be impartial and independent of all parties to this Agreement. If either of the parties fails to select an arbitrator within 20 days after the end of such 30-day period, or if the arbitrators chosen by the parties fail to select a third arbitrator within 20 days after their selection, any party may in writing request the judge of the United States District Court for the District including New York, New York, senior in term of service to appoint the Presiding Arbitrator.

        10.3 Applicable Rules and Procedure.

            (a) Each arbitration hearing relating to a Disagreement shall be held at a place in New York, New York acceptable to the Presiding Arbitrator. Each such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms hereof.

                (i) The decision of the Presiding Arbitrator shall be reduced to writing and shall be binding on the parties.

                (ii) Judgment upon the award(s) rendered by the Presiding Arbitrator may be entered and execution had in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement.

                (iii) The charges and expenses of the arbitrators shall be shared equally by the parties to the arbitration.

            (b) The arbitration shall commence within 10 days after the Presiding Arbitrator is selected in accordance with the provisions of this
Article X. In fulfilling his or her duties with respect to determining any amount at issue in a Disagreement, the Presiding Arbitrator may consider such matters as, in the opinion of the Presiding Arbitrator, is necessary or helpful to make a proper valuation. The Presiding Arbitrator may consult with and engage disinterested third parties to advise the Presiding Arbitrator. The Presiding Arbitrator shall add an interest factor reflecting the time value of money to the amount of any monetary award and shall not award any punitive or exemplary damages.

            (c) If a Presiding Arbitrator selected hereunder should die, resign or be unable to perform his or her duties hereunder, the two original arbitrators selected by the parties or such senior judge (or such judge's successor) shall select a replacement Presiding Arbitrator. The procedure set forth in this Article X for selecting the Presiding Arbitrator shall be followed from time to time as necessary.

            (d) As to any determination of the amount at issue in a Disagreement, or as to the resolution of any other claim, controversy or dispute at issue in a Disagreement, no lawsuit based on such Disagreement shall be instituted by any of the Raytel Parties or the Purchaser Parties, other than to compel arbitration proceedings hereunder or to enforce the award of the Presiding Arbitrator.

            (e) All privileges under Delaware and federal law, including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a federal court proceeding applying Delaware law. The rules of evidence under the Federal Rules of Civil Procedure shall apply to all arbitration proceedings conducted pursuant to this Article X.

            (f) The parties shall have the right to conduct and enforce pre-hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to the following limitations:

                (i) Each party may serve no more than one set of interrogatories; and

                (ii) Each party may depose the other party's expert witnesses who will be called to testify at the hearing, plus two fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of not more than 24 hours of depositions of the other party's witnesses).

            (g) Document discovery and other discovery shall be under the control of and enforceable by the Presiding Arbitrator. Discovery disputes shall be decided by the Presiding Arbitrator. The Presiding Arbitrator is empowered to:

                (i) issue subpoenas to compel pre-hearing document or deposition discovery;

                (ii) enforce the discovery rights and obligations of the parties; and

                (iii) otherwise to control scheduling and conduct the proceedings.

Notwithstanding anything to the contrary herein, the Presiding Arbitrator shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each arbitration proceeding.

            (h) The arbitration hearing shall be conducted so as to preserve its privacy and to allow reasonable procedural due process. The parties hereto will maintain the substance of any proceedings hereunder in confidence and the arbitrators, prior to any proceedings hereunder, will sign an agreement whereby the arbitrators agree to keep the substance of any proceedings hereunder in confidence.

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

        11.1 Termination by Raytel. This Agreement may be terminated at any time prior to the Closing by action of the Board of Directors of Raytel upon written notice to Purchaser, specifying the basis for such termination, if: (i) Purchaser shall have breached in any material respect any of its covenants or agreements contained in this Agreement or if any representation or warranty of Purchaser contained in this Agreement shall have been materially inaccurate; or
(ii) the Closing shall not have occurred on or before March 31, 2001.

        11.2 Termination by Purchaser. This Agreement may be terminated at any time prior to the Closing by action of the Board of Directors of Purchaser upon written notice to Raytel, specifying the basis for such termination, if: (i) Raytel, CVI or HFHI shall have breached in any material respect any of their respective covenants or agreements contained in this Agreement, or if any representation or warranty of Raytel, CVI or HFHI contained in this Agreement shall have been materially inaccurate; or (ii) the Closing shall not have occurred on or before March 31, 2001.

        11.3 Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual consent of Raytel and Purchaser.

        11.4 Effect of Termination. Upon any permitted termination of this Agreement pursuant to the provisions of this Article XI, the parties shall be relieved of all further obligations under this Agreement, except for the provisions of Article XII regarding the payment of expenses and the obligations of the parties under the Confidentiality Agreements.

                                   ARTICLE XII
                               PAYMENT OF EXPENSES

        12.1 Expenses. The parties hereto shall each pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses incurred incident to the preparation and carrying out of this Agreement and the transactions herein contemplated, whether or not the sale of the Shares hereunder is consummated; provided, however, that if the sale of the Shares hereunder is consummated, Purchaser shall reimburse Raytel in the amount of $50,000 for out-of-product expenses incurred by Raytel in connection with the transactions contemplated hereby, such amount to be payable at the Closing. For purposes of this Section 12.1, all expenses of HFHI shall be deemed to be expenses of Raytel and/or CVI, and shall be borne by Raytel and/or CVI and not by HFHI. Purchaser represents and warrants to Raytel that no costs or expenses related to the organization of Purchaser or the negotiation of this Agreement or any of the transactions contemplated hereby on behalf of Purchaser or its direct or indirect shareholders

(including fees and expenses of attorneys or other advisors) have been charged to or paid by HFHI.

        12.2 Brokers. Raytel, CVI and HFHI represent to Purchaser that they have dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, other than U.S. Bankcorp Piper Jaffray, whose fees and expenses shall be borne by Raytel. Purchaser represents to Raytel that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, other than Raymond James Financial Group, whose fees and expenses shall be borne by Purchaser. Each party represents that, insofar as it knows, no other broker, finder or other person is entitled to any commission or fee in connection with any such transaction. Each party agrees to indemnify and hold the other parties harmless against any loss, liability, damage, cost or expense incurred by reason of any commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

        13.1 Notices. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this Section 13.1. All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally (unless subject to clause
(b)) or if mailed by registered or certified mail, (b) on the day after dispatch if sent by overnight courier or (c) upon dispatch if transmitted by telex, telecopy or other means of facsimile transmission (and confirmed by a copy delivered in accordance with clause (a) or (b)), addressed to the parties at the following addresses:

To Raytel, CVI or HFHI:     Raytel Medical Corporation
                            2755 Campus Drive
                            San Mateo, California 94403
                            Attn.:  Richard F. Bader, Chief Executive Officer
                            Facsimile:  (650) 349-8850

With a copy to:             Gray Cary Ware & Freidenrich LLP
                            400 Hamilton Avenue
                            Palo Alto, California 94301
                            Attn.: Dennis C. Sullivan, Esq.
                            Facsimile: (650) 327-3699

To Purchaser:               Heart Institute Acquisition Corporation
                            c/o The Heart and Family Institute of Port St. Lucie
                            1700 Southeast Hillmoor Drive
                            Port St. Lucie, Florida 34952
                            Attn:  David Wertheimer
                            Facsimile:  (561) 337-4702

With a copy to:             Greenberg Traurig, P.A.
                            1221 Brickell Avenue
                            Miami, Florida 33131
                            Attn:  Gary M. Epstein, Esq.
                            Facsimile:  (305) 579-0717

or to such other addresses or other persons as may be designated in writing by a party, by notice given as aforesaid.

        13.2 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 1, 2001.

        13.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        13.4 Headings. The headings of the several sections of this Agreement are inserted for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

        13.5 Counterparts. This Agreement may be executed in one or more counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

        13.6 Waiver. Raytel, CVI and HFHI, on the one hand, and Purchaser, on the other hand, may, by written notice to the other: (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other; (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the other contained in this Agreement; or (iv) waive or modify performance of any of the obligations of the other. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

        13.7 Entire Agreement. This Agreement, the Schedules and Exhibits hereto and the Confidentiality Agreement constitute the entire agreement between the parties pertaining to the subject matter contained herein and supersede all prior and contemporaneous negotiations, agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the party sought to be bound.

        13.8 Good Faith. Each of the parties hereto agrees that it shall act in good faith in an attempt to cause all the conditions precedent to its respective obligations to be satisfied and the transactions contemplated hereby to be consummated.

        13.9 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware.

        13.10 Severability. Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions of the Agreement shall remain in full force and effect.

        Witness the due execution of this Agreement by the parties hereto as of the date first set forth above.



                                     HEART INSTITUTE ACQUISITION CORPORATION



                                     By: /s/ David Wertheimer
                                         ---------------------------------------
                                     Title: President
                                            ------------------------------------


                                     RAYTEL MEDICAL CORPORATION


                                     By: /s/ Richard F. Bader
                                         ---------------------------------------

                                     Title: Chief Executive Officer
                                            ------------------------------------


                                     THE HEART INSTITUTE OF PORT ST. LUCIE, INC.


                                     By: /s/ Richard F. Bader
                                         ---------------------------------------

                                     Title: Vice President
                                            ------------------------------------


                                     CARDIOVASCULAR VENTURES, INC.


                                     By: /s/ Richard F. Bader
                                         ---------------------------------------

                                     Title: Chief Executive Officer
                                            ------------------------------------